SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010 (May 13, 2010)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 13, 2010, Knight Capital Group, Inc. (the “Company”) provided written notice to The Nasdaq Global Select Market (the “Nasdaq”) of the Company’s intention to transfer the listing of its shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), to the New York Stock Exchange (the “NYSE”) and to voluntarily de-list the Class A Common Stock from the Nasdaq in connection with the transfer.

The Company expects its Class A Common Stock to begin trading on the NYSE on May 25, 2010 under the symbol “KCG.” The Company’s Class A Common Stock will continue to trade on the Nasdaq under the symbol “NITE” until the transfer is complete.

On May 12, 2010, the Company issued a press release announcing the pending transfer of the listing of its Class A Common Stock from the Nasdaq to the NYSE and the cross-listing of the Class A Common Stock on the Professional Segment of the NYSE Euronext Paris. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Knight Capital Group, Inc. on May 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned's duly authorized signatory.

Dated: May 14, 2010

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Managing Director, Deputy General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Knight Capital Group, Inc. on May 12, 2010.